UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                November 7, 2006
Date of Report (Date of earliest event reported) _____________________________

Inform Worldwide Holdings, Inc.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Florida      0-29994     20-3379902
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                    (State or other jurisdiction                   (Commission           (IRS Employer
                    of incorporation)                         File Number)            Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Inform Worldwide Holdings, Inc. (“Company”) entered into a Joint Venture Agreement, effective November 7, 2006, with Soam Energy, LLC, ("Soam"), an affiliate of the Company, whereby the Company has agreed to provide operating capital to Soam to develop and exploit the "Banning 1" lease held by Soam which is located in Westmoreland County, Pennsylvania. The Company will receive one hundred percent of the net production revenue until the Company is repaid its capital, after which the Company will receive fifty percent net production revenue from the exploitation of the Banning 1 lease.

     A copy of the Joint Venture Agreement is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The foregoing description of the Joint Venture Agreement is qualified in its entirety by reference to the full text of the Joint Venture Agreement.

Item 9.01 Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit
Number	Exhibit Title or Description
10.1	Joint Venture Agreement, made and entered as of November 7, 2006, between Inform Worldwide Holdings, Inc. and Soam Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORM WORLDWIDE HOLDINGS, INC.
(Registrant)

Date: November 13, 2006    By: /s/ Ashvin Mascarenhas
Ashvin Mascarenhas, Chief Executive Officer